Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

MAGALLANES, INC.

FIRST. The name of the corporation is Magallanes, Inc. (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, and the par value of each of such shares is $0.01.

FIFTH. The name and mailing address of the sole incorporator is Natalie A. Webb, 208 S. Akard Street, Dallas, Texas 75202.

SIXTH. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation.

SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

EIGHTH. The number of directors of the Corporation shall be fixed from time to time pursuant to the by-laws of the Corporation.

NINTH. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (C) under Section 174 of the General Corporation Law of the State of Delaware; or (D) for any transaction from which a director derived an improper benefit.

[Signature Page Follows]

IN WITNESS WHEREOF, I have signed this certificate of incorporation this 14th day of May, 2021.

/s/ Natalie A. Webb
Name: Natalie A. Webb
Title: Sole Incorporator

[Signature Page to Magallanes, Inc.’s Certificate of Incorporation]